Exhibit 99.4

FORM OF PRELIMINARY PROXY

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Standard Time on                         . Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Standard Time on                         . Please have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you
vote FOR proposals 1, 2 and 3:					For	Against	Abstain

1.     Proposal to adopt and approve the Agreement and Plan of Merger, dated November 1, 2015 (referred to as the “merger agreement”), by and among Team Inc., (referred to as Team), TFA, Inc., a wholly owned subsidiary of Team, and Furmanite.

					☐	☐	☐

2.     Proposal to approve on an advisory (non-binding) basis the compensation that has been paid, or may be paid or become payable, to Furmanite named executive officers and that is based on or otherwise relates to the merger agreement and merger.

					☐	☐	☐

3.     Proposal to approve the adjournment of the Furmanite special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement and approve the transactions contemplated by the merger agreement.

					☐	☐	☐

NOTE: .
For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
JOB #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

FURMANITE CORPORATION This Proxy is solicited on behalf of the Board of Directors SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AT 9:00 AM CENTRAL STANDARD TIME

The stockholder(s) hereby appoint(s) Robert S. Muff and William F. Fry, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Furmanite Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 A.M. Central Standard Time on                         , at 10370 Richmond Avenue, Suite 600, Houston, Texas 77042, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side